Exhibit 99.1

Mersana Therapeutics Announces Second Quarter 2023 Financial Results

•	Organization fully focused on product candidates and collaborations based on next-generation ADC platforms

•	Capital resources expected to support current operating plan commitments into 2026

CAMBRIDGE, Mass., August 8, 2023 – Mersana Therapeutics, Inc. (NASDAQ: MRSN), a clinical-stage biopharmaceutical company focused on discovering and developing a pipeline of antibody-drug conjugates (ADCs) targeting cancers in areas of high unmet medical need, today provided a business update and reported financial results for the second quarter ended June 30, 2023.

“Mersana has focused heavily on the development of new product candidates and business development opportunities that leverage our innovative next-generation ADC platforms,” said Anna Protopapas, President and Chief Executive Officer of Mersana Therapeutics. “These efforts have yielded promising new programs based on our Dolasynthen and Immunosynthen platforms that have the potential to benefit a wide range of patients who are waiting for new treatment options. Given the strength of our balance sheet, pipeline and collaborations, we are very excited about the opportunities ahead for Mersana.”

Mersana’s Strategic Priorities

Advance XMT-1660 and Dolasynthen Platform: Dolasynthen is Mersana’s next-generation cytotoxic ADC platform that is designed to generate site-specific, homogeneous ADCs, utilizes a proprietary auristatin payload and has the ability to match the drug-to-antibody ratio to specific targets. The company is advancing the development of XMT-1660, a B7-H4-directed Dolasynthen ADC with a precise, target-optimized drug-to-antibody ratio (DAR 6). Mersana expects to complete the dose escalation portion of its Phase 1 clinical trial of this candidate in 2023 and initiate the dose expansion portion of the trial in 2024. Additionally, Mersana is supporting Janssen Biotech under a collaboration and license agreement that focuses on discovering novel Dolasynthen ADCs for up to three targets.

Advance XMT-2056 and Immunosynthen Platform: Immunosynthen is Mersana’s proprietary STING agonist platform that is designed to generate systemically administered ADCs that locally activate STING signaling in both tumor-resident immune cells and in antigen-expressing cells to unlock the anti-tumor potential of innate immune stimulation. Mersana is working diligently to address the clinical hold on its Phase 1 clinical trial of XMT-2056, its lead Immunosynthen ADC candidate, which targets a novel HER2 epitope. GSK plc has an exclusive option to co-develop and commercialize XMT-2056. Additionally, Mersana is supporting Merck KGaA, Darmstadt, Germany under a collaboration and license agreement that focuses on discovering novel Immunosynthen ADCs for up to two targets.

Second Quarter 2023 Financial Results

•	Net cash used in operating activities for the second quarter of 2023 was $61.8 million.

•	Cash, cash equivalents and marketable securities as of June 30, 2023 were $286.6 million, compared to $280.7 million as of December 31, 2022. Mersana expects that its available funds will be sufficient to support its current operating plan commitments into 2026.

•	Collaboration revenue for the second quarter of 2023 was $10.7 million, compared to $4.3 million for the same period in 2022. The year-over-year increase was primarily related to Mersana’s collaboration agreements with Janssen Biotech and Merck KGaA, Darmstadt, Germany.

•	Research and development (R&D) expenses for the second quarter of 2023 were $49.0 million, compared to $41.2 million for the same period in 2022. Included in second quarter 2023 R&D expenses were $3.4 million in non-cash stock-based compensation expenses. The year-over-year increase in R&D expenses was primarily related to higher manufacturing and clinical costs related to UpRi and an increase in headcount.

•	General and administrative (G&A) expenses for the second quarter of 2023 were $18.2 million, compared to $14.8 million during the same period in 2022. Included in second quarter 2023 G&A expenses were $3.2 million in non-cash stock-based compensation expenses. The year-over-year increase in G&A expenses was primarily related to increases in headcount and UpRi-related professional services.

•	Net loss for the second quarter of 2023 was $54.3 million, or $0.47 per share, compared to a net loss of $52.2 million, or $0.55 per share, for the same period in 2022.

About Mersana Therapeutics

Mersana Therapeutics is a clinical-stage biopharmaceutical company focused on the development of novel antibody-drug conjugates (ADCs) and driven by the knowledge that patients are waiting for new treatment options. The company has developed proprietary cytotoxic (Dolasynthen) and immunostimulatory (Immunosynthen) ADC platforms that are generating a pipeline of wholly-owned and partnered product candidates with the potential to treat a range of cancers. Its pipeline includes XMT-1660, a Dolasynthen ADC targeting B7-H4, and XMT-2056, an Immunosynthen ADC targeting a novel epitope of human epidermal growth factor receptor 2 (HER2). Mersana routinely posts information that may be useful to investors on the “Investors & Media” section of its website at www.mersana.com.

Forward-Looking Statements

This press release contains “forward-looking” statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements concerning Mersana’s strategic priorities; its plans regarding the clinical development of XTM-1660; Mersana’s efforts to address the clinical hold on XMT-2056; Mersana’s cash runway; Mersana’s collaborations with third parties; and the development and potential of Mersana’s product candidates, platforms, technology and pipeline of ADC candidates. Mersana may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things, uncertainties inherent in research and development, in the advancement, progression and completion of clinical trials and in the clinical development of Mersana’s product candidates, including XMT-1660 and XMT-2056; the risks that Mersana may be unable to resolve the clinical hold with respect to its Phase 1 clinical trial of XMT-2056 and may not be able to resume that trial or to develop or commercialize XMT-2056; the occurrence of impediments to Mersana’s ability to execute its planned restructuring and strategic reprioritization as currently contemplated; the risk that Mersana may not realize the intended benefits of its platforms, technology and collaborations; and other important factors, any of which could cause Mersana’s actual results to differ from those contained in the forward-looking statements, that are described in greater detail in the section entitled “Risk Factors” in Mersana’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 9, 2023, as well as in other filings Mersana may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Mersana expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Mersana Therapeutics, Inc.

Selected Condensed Consolidated Balance Sheet Data

(in thousands and unaudited)

	June 30, 2023	December 31, 2022
Cash, cash equivalents and marketable securities	$286,588	$280,712
Working capital(1)	222,167	227,686
Total assets	311,000	334,340
Total stockholders' equity	89,800	92,057

(1) The company defines working capital as current assets less current liabilities.

Mersana Therapeutics, Inc.

Condensed Consolidated Statement of Operations

(in thousands, except share and per share data, and unaudited)

	Three months ended		Six months ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Collaboration revenue	$10,654	$4,284	$18,456	$6,320
Operating expenses:
Research and development	48,968	41,231	96,243	77,037
General and administrative	18,187	14,803	36,515	27,585
Total operating expenses	67,155	56,034	132,758	104,622
Total other income (expense), net	2,194	(469)	3,832	(1,175)
Net loss	(54,307)	(52,219)	(110,470)	(99,477)
Net loss per share— basic and diluted	$(0.47)	$(0.55)	$(0.99)	$(1.13)
Weighted-average number of common shares — basic and diluted	115,608,156	95,756,782	111,583,765	87,886,411

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Contact:

Jason Fredette

617-498-0020

jason.fredette@mersana.com